Earnings Conference Call Third Quarter 2022 October 20, 2022 – 8:00am CT Exhibit 99.2

2 Forward-Looking Statements and Non-GAAP Measures We want to remind everyone that our comments may contain forward-looking statements that are inherently subject to uncertainties and risks, including the impacts of coronavirus (COVID-19) on the global economy and on our customers, suppliers, employees, operations, business, liquidity and cash flow, supply chain constraints and labor shortages that could result in production stoppages, and inflation in material input costs and freight logistics. We caution everyone to be guided in their analysis of Dover Corporation by referring to the documents we file from time to time with the SEC, including our Annual Report on Form 10-K, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, for a list of factors that could cause our results to differ from those anticipated in any such forward-looking statements. We would also direct your attention to our website, dovercorporation.com, where considerably more information can be found. In addition to financial measures based on U.S. GAAP, Dover provides supplemental non-GAAP financial information. Management uses non-GAAP measures in addition to GAAP measures to understand and compare operating results across periods, make resource allocation decisions, and for forecasting and other purposes. Management believes these non-GAAP measures reflect results in a manner that enables, in many instances, more meaningful analysis of trends and facilitates comparison of results across periods and to those of peer companies. These non-GAAP financial measures have no standardized meaning presented in U.S. GAAP and may not be comparable to other similarly titled measures used by other companies due to potential differences between the companies in calculations. The use of these non-GAAP measures has limitations and they should not be considered as substitutes for measures of financial performance and financial position as prepared in accordance with U.S. GAAP. Reconciliations and definitions are included either in this presentation or in Dover’s earnings release and investor supplement for the third quarter, which are available on Dover’s website. We do not provide a reconciliation of forward-looking organic revenue to the most directly comparable GAAP financial measure because we are not able to provide a meaningful or accurate compilation of reconciling items. This is due to the inherent difficulty in accurately forecasting the timing and amounts of the items that would be excluded from the most directly comparable GAAP financial measure or are out of our control. For the same reasons, we are unable to address the probable significance of unavailable information which may be material.

3 Free Cash Flow(1) Sequentially +60 bps vs. Q2 ‘22 62% of adjusted net earnings(1) Revenue growth: 7% - 9% all-in; 8% - 10% organic(1) Adjusted diluted EPS(1): $8.40 - $8.50 Organic Revenue(1) Order rates normalizing; book-to-bill(2): 0.96Organic growth in four of five segments; one segment flat Adj. Diluted EPS(1) FX translation headwind of $0.11 +9% Y-o-Y Organic Bookings(2) -8% Y-o-Y Segment Earnings(1) % +50 bps Y-o-Y to 21.2% 9% of Revenue +14% Y-o-Y to $2.26 Backlog(2) +12% Y-o-Y to $3.2B FY ’22 GuidancePortfolio Activity and Capital Deployment Closed Malema Engineering Corp. acquisition on July 1 Accelerated share repurchase of $500M announced on August 31 (1) Non-GAAP measures (definitions and/or reconciliations in appendix) (2) See performance measures definitions in appendix Q3 2022 Performance Highlights 38% of LTM revenue(2) vs. 19% as of Q3 2019

Summary Corporate Q3 Results

		Q3 2022	Highlights and Comments
Revenue change (Y-o-Y)	All-in	7%	▪ Y-o-Y organic growth in four out of five segments
	Organic[1]	9%	▪ Q3 FX impact: -5%; acquisitions (net of divestitures) +2.7%
Bookings change (Y-o-Y)	All-in[2]	-10%	▪ Q3 book-to-bill[2]: 0.96
	Organic[2]	-8%	▪ Backlog[2] +12% Y-o-Y; up across four out of five segments
Segment Earnings[1]	Margin %	21.2%	▪ +50 bps Y-o-Y on higher volumes, partially offset by segment mix and input constraints
	Y-o-Y bps Δ	+50 bps	▪ +60 bps sequential improvement
Earnings	Reported	$286M	▪ Reported Q3 Y-o-Y change: +8%
	Adjusted[1]	$324M	▪ Adjusted[1] Q3 Y-o-Y change: +12%
Diluted EPS	Reported	$2.00	▪ Reported Q3 Y-o-Y change: +10%
	Adjusted[1]	$2.26	▪ Adjusted[1] Q3 Y-o-Y change: +14%
Free Cash Flow (% of)[1]	Revenue	9%	▪ Q3 FCF[1] down $104M Y-o-Y
	Adj. Earnings[1]	62%	
Guidance and other activities			▪ 2022 guidance: – Revenue growth: 7% - 9% (All-in); 8% - 10% (Organic[1]) – EPS: $7.40 - $7.50 (GAAP); $8.40 - $8.50 (Adjusted[1])

(1) Non-GAAP measures (definitions and/or reconciliations in appendix)
(2) See performance measures definitions in appendix

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Q3 Segment Results

Segment	Revenue ($M) / *Y-o-Y Organic Change %*[1]	Segment Earnings Margin %	Δ *Y-o-Y bps*	Performance Commentary
DEP	$517 *18%*	17.5%	*+250 bps*	▪ Organic growth across all businesses; strong orders in waste handling and aerospace & defense ▪ Improved price-cost dynamics and volume more than offset ongoing input shortages
DCEF	$464 *0%*	19.4%	*-10 bps*	▪ Solid growth in clean energy, below ground fueling, fuel transport and vehicle wash. Muted demand in above-ground retail fueling driven by customer construction delays and caution in Europe / Asia ▪ Margin maintained due to positive product mix and decisive actions on cost base in above ground fueling
DII	$282 *5%*	26.4%	*+230 bps*	▪ Solid demand in marking & coding printer and spares, continued strength in consumables. New digital printer sales remain impacted on macro trends and disruptions in textile-producing regions ▪ Margins up on improved volumes, mix and positive price-cost tailwinds
DPPS	$434 *2%*	29.7%	*-460 bps*	▪ Top line strength in industrial pumps, medical/thermal connectors, polymer processing/recycling, and precision components. Expected decline in biopharma as post-COVID transition continues ▪ Margin decline against record high comparable margin in prior year
DCST	$463 *19%*	16.3%	*+470 bps*	▪ Strong demand conditions and top line growth across all major business lines ▪ Margin up on improved productivity in food retail, strong volumes driving fixed cost absorption and price-cost tailwinds

(1) Non-GAAP (definitions and/or reconciliations in appendix)

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6 Revenue & Bookings (1) Non-GAAP measure (definition and/or reconciliation in appendix) (2) Acquisitions: $89M, dispositions: $34M Q3 2022 % of Revenue 8% 20% 3% 58% 11%ASIA REST OF WORLD EUROPE OTHER AMER. US -2% 13% 9% -6% 11% Q3 ’22 Organic Rev Growth(1) (3) Acquisitions: $83M, dispositions: $39M (4) See performance measure definitions in appendix Q3 2022 Revenue Change in Organic Revenue(1): +$182M, or +9.0% Note: $ in millions. Numbers may not add due to rounding Q3 2022 Bookings(4) Change in Organic Bookings(4): -$188M, or -8.2% DEPQ3 2021 DCEF DII DCSTDPPS FX ACQ./ DISP. (2) Q3 2022 ($M) -2 -97 2,1588379 814 552,018 Organic Q3 2021 DCEF DIIDEP DPPS DCST FX ACQ./ DISP. (3) Q3 2022 ($M) -82 -86 2,064-614 -6011 432,295 Organic

7 12.3% (1) Includes stock-based compensation, tax payment related to the sale of Unified Brands, non-cash foreign currency translation losses reclassified to earnings, and changes in other current and non-current assets and liabilities (2) Non-GAAP measures (definitions and/or reconciliations in appendix) Note: Numbers may not add due to rounding $M YTD ‘22 YTD ‘21 ∆ Net earnings 802 761 +41 D&A 231 218 +13 Change in working capital (393) (248) -145 Change in other(1) (173) 58 -231 Cash flow from operations 467 789 -322 Capex (166) (121) -45 Free cash flow(2) 301 667 -366 FCF % of revenue(2) 4.7% 11.3% FCF % of adj. earnings(2) 33.1% 78.5% Year-to-Date Free Cash Flow  Q3 2022 FCF(2) was 9.2% of revenue

8 DCST DOVER 1.1 0.7 0.2 0.4 0.7 (1) See performance measure definitions in appendix Note: Numbers may not add due to rounding 3.2 $B DEP Backlogs Still Elevated Driven by Robust Demand and Supply Chain DCEF DII DPPS Q3 ’22 Backlog(1) By Segment Backlog(1) % of LTM Revenue(1) Q3 ‘19 Q3 ‘22 Drivers of Elevated Backlog(1) Supply Chain / Lead Times Demand Waste Collection Auto Aftermarket Vehicle Wash Below-ground Fueling Vehicle Wash Clean energy Plastics & Polymers Precision components Industrial pumps Food retail Aluminum cans Heat exchangers Waste Collection Aerospace & Defense ’22 Demand Trends vs. Expectations 19% 38% Above-ground fueling COVID biopharma 25% 37% 14% 20% 11% 22% 26% 39% 19% 68% +1.5x +1.4x +2.0x +1.5x +3.7x Textile printing ’22 vs. ’23+ Backlog(1) Split % Q4 Forecasted Revenue in Backlog(1) ’22 ’23+ ~75% ~50% ~50% ~75% ~90% ~70%

FY 2022 Adj. EPS Guide up 11% Year-over-Year at Midpoint of Range

Adjusted EPS[1] ($/share)



Incremental '23 benefit from DCEF cost actions
~0.23
Incremental impact of share repurchases(3)
~0.14
7.63
0.85 – 0.95
(0.37)
0.07
0.09
0.13
8.40 – 8.50
2021 Adj. EPS
Growth / Conversion
FX
DCEF Cost Actions(2)
Share Repurchases
Corporate Expense, Interest, Taxes
2022E Adj. EPS

Note: Numbers may not add due to rounding

Expect EPS benefit carryover into 2023 from in-flight restructuring actions and share repurchases

(1) Non-GAAP measure (definitions and reconciliations in appendix)
(2) Consists of recently-enacted cost controls in above ground fueling and ongoing integration benefits in clean energy
(3) Total ~$0.23 Adj. EPS impact represents pro-forma full-year impact at midpoint of 2022E adjusted earnings guide assuming ~141M diluted shares outstanding at the end of Q4'22 as weighted average shares outstanding for FY2022

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10 Appendix

11 +50 bps DPPSDEPSEGMENT EARNINGS DCEFNON-ACQ. D&A (1) DCSTADJ. EBITDA DII ADJ. EBITDA SEGMENT EARNINGS NON-ACQ. D&A (1) (1) Relates to PP&E and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs (2) Non-GAAP measures (definitions and/or reconciliations in appendix) Q3 2022 Segment Earnings and Adjusted Net Earnings GAAP EARNINGS RESTRUCT. & OTHER RESTRUCT. & OTHER PURCHASE ACC. EXP. CORPORATEADJ. EARNINGS INT./TAX EXPENSE SEGMENT EARNINGS ADJ. EARNINGS PURCHASE ACC. EXP. GAAP EARNINGS Change in Adjusted Net Earnings(2) +$35M 264 -2 27 288 40 5 -10 324 -31 -7 Q3 2021 Q3 2022 ($M) Note: $ in millions. Numbers may not add due to rounding 286 22.4% 21.2% Change in Segment Earnings(2) +$40M Q3 2022 418 452 322 458 ($M) -21 20.7% Q3 2021 -3411 25 22.8% 49234 +70 bps14.3% 15.0%

12 Note: Numbers may not add due to rounding Organic Revenue and Bookings Bridges Segment Growth Factors Revenue Bookings Q3 2022 Q3 2022 Organic Engineered Products 17.6% 0.8 % Clean Energy & Fueling (0.5) % (17.6) % Imaging & Identification 4.9% 3.7 % Pumps & Process Solutions 1.9% (12.2) % Climate & Sustainability Technologies 19.3% (11.3) % Total organic 9.0% (8.2) % Acquisitions 4.4% 3.6 % Dispositions (1.7) % (1.7) % Currency translation (4.8) % (3.8) % Total 6.9% (10.1) % Geographic Revenue Growth Factors Q3 2022 Organic United States 11.2 % Other Americas (5.6) % Europe 8.7 % Asia 13.0 % Other (1.5) % Total organic 9.0 % Acquisitions 4.4 % Dispositions (1.7) % Currency translation (4.8) % Total 6.9%

13 Note: Numbers may not add due to rounding Q3 2021 to Q3 2022 Revenue and Bookings Bridges by Segment

14 Note: Numbers may not add due to rounding Reconciliation of Net Earnings to Segment Earnings and Adjusted Segment EBITDA (1) Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs (benefits).

15 Note: Numbers may not add due to rounding Reconciliation of Net Earnings to Adjusted Net Earnings and Diluted EPS to Adjusted Diluted EPS

16 Note: Numbers may not add due to rounding Backlog by Segment

17 Note: Numbers may not add due to rounding Reconciliation of Free Cash Flow and EPS to Adjusted EPS

18 Non-GAAP Definitions Definitions of Non-GAAP Measures: Adjusted Net Earnings: is defined as net earnings adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits, Tax Cuts and Jobs Act, and gain/loss on dispositions. Adjusted Net Earnings Margin: is defined as adjusted net earnings divided by revenue. Adjusted Diluted Net Earnings Per Share (or Adjusted Earnings Per Share): is defined as diluted EPS adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits, Tax Cuts and Jobs Act, and gain/loss on dispositions. Total Segment Earnings: is defined as sum of earnings before purchase accounting expenses, restructuring and other costs/benefits, gain/loss on dispositions, corporate expenses/other, interest expense, interest income and provision for income taxes for all segments Total Segment Earnings Margin: is defined as total segment earnings divided by revenue. Adjusted Segment EBITDA: is defined as segment earnings plus other depreciation and amortization expense, which relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs. Adjusted Segment EBITDA Margin: is defined as adjusted segment EBITDA divided by revenue. Free Cash Flow: is defined as net cash provided by operating activities minus capital expenditures. Free cash flow as a percentage of revenue equals free cash flow divided by revenue. Free cash flow as a percentage of adjusted net earnings equals free cash flow divided by adjusted net earnings. Organic Revenue Growth: is defined as revenue growth excluding the impact of foreign currency exchange rates and the impact of acquisitions and dispositions. The tables included in this presentation provide reconciliations of the non-GAAP measures used in this presentation to the most directly comparable U.S. GAAP measures. Further information regarding management’s use of these non-GAAP measures is included in Dover’s earnings release and investor supplement for the quarter.

19 Performance Measure Definitions Definitions of Performance Measures: Bookings represent total orders received from customers in the current reporting period. This metric is an important measure of performance and an indicator of revenue order trends. Organic Bookings represent total orders received from customers in the current reporting period excluding the impact of foreign currency exchange rates and the impact of acquisitions and dispositions. This metric is an important measure of performance and an indicator of revenue order trends. Backlog represents an estimate of the total remaining bookings at a point in time for which performance obligations have not yet been satisfied. This metric is useful as it represents the aggregate amount we expect to recognize as revenue in the future. Book-to-Bill is a ratio of the amount of bookings received from customers during a period divided by the amount of revenue recorded during that same period. This metric is a useful indicator of demand. Backlog as a % of Last-Twelve Months (LTM) Revenue is a ratio of backlog divided by the last-twelve months revenue. This metric is a useful indicator of demand. % of Q4 Forecasted Revenue in Backlog is the percentage of forecasted revenue in Q4 that is in Backlog as of Q3. The metric is a useful indicator of demand. We use the above operational metrics in monitoring the performance of the business. We believe the operational metrics are useful to investors and other users of our financial information in assessing the performance of our segments.